UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 13, 2018 (July 10, 2018)

CurAegis Technologies, Inc.

(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1999 Mt. Read Blvd, Bldg. 3, Rochester, New York		14615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	585-254-1100

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02	Unregistered Sales of Equity Securities

This Current Report on Form 8K of CurAegis Technologies, Inc. (“the Company”) reports the July 10, 2018 investment made by Richard A. Kaplan, the Company’s Chief Executive Officer and a director.

The Company is currently offering up to $1 million in non-interest bearing Senior Convertible Promissory Notes and Warrants (“the 2018 Convertible Notes”) in a private placement. During the period from May 8, 2018 to July 10, 2018, the Company issued $425,000 in 2018 Convertible Notes and 320,00 in common stock warrants in connection with the 2018 Convertible Notes.

On July 10, 2018, Richard A. Kaplan, the Company’s Chief Executive Officer and director, invested $25,000 in the 2018 Convertible Notes. The warrants are exercisable for up to ten years from the date of issue at an exercise price of $0.25 per share.

The 2018 Convertible Notes and Warrants were sold in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933 (“Securities Act”), as amended, and Rule 506 thereunder. Each purchaser is an accredited investor. Such securities will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report does not constitute an offer for the sale of any securities. The descriptions of the 2018 Securities Purchase Agreement, the 2018 Convertible Promissory Note and the 2018 Warrants are qualified in their entirety by reference to the Exhibits attached hereto, which are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

4.1	Form of 2018 Securities Purchase Agreement dated May 8, 2018.

4.2	Form of 2018 Convertible Promissory Note.

4.3	Form of Common Stock Purchase Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CurAegis Technologies, Inc.

July 13, 2018	By:	/s/ Kathleen A. Browne
Kathleen A. Browne
Chief Financial Officer